UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on June 4, 2019 (“Annual Meeting”).

(b)	At the Annual Meeting, the stockholders:

•    elected all nine nominees for director to the Company’s Board of Directors;

•    approved, on an advisory basis, executive compensation; and

•    ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2019.

The following are the final voting results for each of the three items voted on at the Annual Meeting.

1.	Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Donna R. Ecton	117,411,450	291,134	9,418	4,553,294
James P. Hallett	113,648,582	2,378,379	1,685,041	4,553,294
Mark E. Hill	113,872,715	3,827,034	12,253	4,553,294
J. Mark Howell	117,166,467	532,952	12,583	4,553,294
Stefan Jacoby	117,456,685	244,603	10,714	4,553,294
Lynn Jolliffe	115,750,346	1,949,843	11,813	4,553,294
Michael T. Kestner	115,818,474	267,467	1,626,061	4,553,294
John P. Larson	117,434,127	264,844	13,031	4,553,294
Stephen E. Smith	115,733,908	1,965,918	12,176	4,553,294

2.	Advisory Vote on Executive Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
110,793,923	6,268,562	649,517	4,553,294

3.	Ratification of Appointment of KPMG LLP:

FOR	AGAINST	ABSTAIN
119,190,946	1,439,365	1,634,985

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2019	KAR Auction Services, Inc.

By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Chief Legal Officer and Secretary